EXHIBIT 10(h)



Lease between ETS Water and Waste Management, Inc. and the Estate of Stamie
E. Lyttle

                              LEASE

THIS LEASE made this 1st day of June, 1996, by and between ESTATE OF STAMIE
E. LYTTLE ("lessor"), and ETS WATER AND WASTE MANAGEMENT, INC. ("lessee"), in consideratio of the mutual covenants and promises contained herein, the parties, intending to be legally bound hereby, do agree as follows:

1. Lessor leases to the lessee on the following terms and conditions, certain real estate, being a portion of that real estate, located at 2210 East Belt Boulevard, Richmond, Virginia (the property).

2. The terms of this lease is from June 1, 1996, through May 31, 1997. Lessee shall be entitled to three (3) successive renewals hereof, each for a term of one (1) year, upon the same terms and conditions as herein set forth. It is agree that unless lessee shall notify lessor not less than thirty (30) days prior to the expiration of the original term, or any renewal term, of its intention to terminate this lease, lessee shall be deemed to have exercised its option to renew this lease without additional notice. The rent for the term of the lease, including any renewals, shall be $10,500.00 per month, payable by the 10th day of the month. Lessee shall pay a late charge equal to 5% of the rent due for any payment not received by the 15th of the month. All improvements, of any nature, or character, made, or installed, on the property shall become the property of the lessor upon termination of this lease. Lessee shall make no such improvements without the prior written consent of the lessor. Such consent shall not constitute an agreement on the part of the lessor to be liable for the costs of such improvements and such improvements shall be made solely at the cost of the lessee. Such improvements shall also be made in compliance with any and all local, state or federal building codes and any other applicable codes, ordinances and regulations.

3. The lessee covenants with the lessor to pay the rent in the manner above stated, not to assign or sublet the premises, or any part thereof; and to leave the premises in good repair.

4. Lessee covenants that it will keep the property in good repair and will replace all glass and plate glass broken during the tenancy, Lessee shall be solely responsible for all maintenance and repairs of any kind or nature to the property or improvements thereon used by lessee.

5. Lessee hereby waives the benefit of the Homestead Exemption laws of the State of Virginia as to all obligations hereunder and agrees to pay all expenses incurred in the collecting same, including 25% attorneys fees in case the claim is placed with an attorney for collection.

6.   This contract represents the final understanding between the parties;
no representations shall be binding on the lessor or the lessee unless contained herein, and no agent of the lessor or the lessee has authority to change or modify any of the terms hereof except by writing endorsed hereon or attached hereto. The lessee has inspected the premises and agrees to accept the same, and the lessor is under no obligation to make any repairs to said premises during the period of this lease, or any renewals thereof, except as otherwise herein provided.

7. If the property or any part thereof be condemned by the public authorities, the lessor shall in no way be responsible for the resulting inconvenience or damage to the lessee, nor shall there by any reduction in rent; if upon such condemnation the demolition or removal of the magazines shall be required, the lease shall terminate without the lessor being in any way responsible on account whatsoever to the lessee.

8. Upon the breach of any covenants herein contained or the repudiation of the lease y the lessee, or the failure of the lessee to move into the premises a the beginning of the term, or the abandonment or vacation of the premises by the lessee, or the occurrence of any conduct on the part of the lessee which is deemed questionable or objectionable by the lessor, or the lessee being adjudicated bankrupt, or the appointment of a receiver or trustee of the lessee's property, the total rent herein provided for whether accrued or not, shall immediately become due and payable, and the lessor shall have the right to enter the premises at once, by force or otherwise, without being liable to any prosecution therefore, and to distrain for rent, and also to re-rent the [premises as agent for the lessee for the unexpired term and receive the rent therefore; or the lessor may at his option, immediately terminate this lease; providing that neither terminating this lease under this clause nor receiving possession of the premises shall deprive the lessor of an bother action or remedy against the lessee for possession, for rent, or for damages.

9. The failure of either party hereto to insist on the strict observance by the other party of any covenants herein contained shall in no way be construed as a waiver of a future breach of the same or other covenants.

10. The lessor shall not be liable for any damage to persons or property by, or from, gas, electricity, gasoline, fire, water, ice, snow, storm, sewage or any other cause. Lessee agrees to indemnify and hold harmless lessor against any and all claims or liabilities of any kind resulting from or arising our of the lessee's use of the property and improvements, or the construction of the improvements thereupon.

11. The less or shall have the right to enter the premises during reasonable business hours in order to examine the same, or to make such repairs or alternations as he shall desire for the safety or preservation of the premises, or to exhibit the same to prospective purchasers or tenants.

12. Any and all notices affecting this lease may be served y any party hereto, his agent or subagent, as effectively as if the same were served by a sheriff or other officer authorized by law to serve such notices.

13. Feminine and neuter pronouns as to be substituted for those of the masculine form, and the plural is to be substituted for the singular number in any place or places herein in which the context may require such substitution.

14.  Lessor shall be responsible for payment of real estate taxes.

15. If lessor shall at any time during the initial and any renewal term hereof receive any bona fide offer to purchase the premises, it shall offer them to lessee at the same price, terms and conditions as that contained in such bona fide offer, Lessee shall have thirty (30) days from and after receipt thereof to decide whether or not to purchase the premises at such price. If lessee shall give notice of intent not to purchase or shall give no notice within the time herein limited, lessor may accept such offer and proceed with the same thereunder. If lessee notifies lessor or that it elects to purchase the premises at such price, the parties shall enter into a contact of purchase and sale forthwith. Such contract shall provide, among other things, for prorating taxes to date of closing and conveyance free and clear of easements, restrictions and encumbrances by General Warranty Deed, with English Covenants of Title, properly executed and in form for recording.

IN WITNESS WHEREOF, the parties have executed this lease this 1st day of June, 1996.

LESSOR:                              LESSEE:

                                     ETS AND WASTE MANAGEMENT, INC.

s/Coleman Lyttle
-------------------------            ------------------------------
Administrator for                    Navin D. Sheth
Estate of Stamie E. Lyttle           Executive Vice President